UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 14, 2006

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-09718	25-1435979
(Commission File Number)	(IRS Employer Identification No.)

One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

(412) 762-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 3.02 is hereby incorporated into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

On December 14, 2006, The PNC Financial Services Group, Inc. (the “Company”) issued a press release announcing the offering by PNC Funding Corp (“Funding”), an indirect, wholly owned subsidiary of the Company, of a private placement of $1 billion aggregate principal amount of floating-rate, exchangeable senior notes due December 20, 2036 (the “Floating Rate Exchangeable Senior Notes”) to the Initial Purchaser (defined below) for resale only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). On December 15, 2006, the Company issued a news release announcing the pricing of the Floating Rate Exchangeable Senior Notes. The Floating Rate Exchangeable Senior Notes are guaranteed by the Company.

The issuance and sale of the Floating Rate Exchangeable Senior Notes were consummated on December 20, 2006 on customary terms and conditions pursuant to a Purchase Agreement entered into by the Company, Funding and Morgan Stanley & Co. Incorporated (the “Initial Purchaser”) on December 14, 2006.

To the extent the Initial Purchaser sells more than $1,000,000,000 in principal amount of Floating Rate Exchangeable Senior Notes, the Initial Purchaser will have the option to purchase from Funding, solely to cover over-allotments, within the 30-day period commencing on and including December 15, 2006, up to an additional $150,000,000 in principal amount of Floating Rate Exchangeable Senior Notes.

Interest will be paid on the Floating Rate Exchangeable Senior Notes at a floating rate equal to 3-month LIBOR, reset quarterly, minus 0.40%, quarterly in arrears, provided that such rate will never be less than 0% per annum.

The Floating Rate Exchangeable Senior Notes are exchangeable by the holder at any time on or prior to maturity. The initial exchange price per share is approximately $128.56, which is based on the closing price of the Company’s Common Stock (the “Common Stock”) of $73.46 per share on December 14, 2006, the date on which the Floating Rate Exchangeable Senior Notes were priced. This represents an exchange rate of 7.7788 shares of Common Stock per $1,000 principal amount of Floating Rate Exchangeable Senior Notes. Funding will settle each $1,000 principal amount of Floating Rate Exchangeable Senior Notes surrendered for exchange by delivering cash and, if applicable, the Company will deliver shares of Common Stock, if any, equal to the sum of the daily settlement amounts for each of the ten trading days during the related observation period. The daily settlement amount for each of the ten trading days of the observation period will consist of: (1) an amount in cash equal to the lesser of $100 and the daily exchange value relating to such day, and (2) to the extent such daily exchange value exceeds $100, a number of shares of Common Stock, subject to Funding’s right to pay cash in lieu of all or a portion of such shares, equal to (A) the difference between such daily exchange value and $100 divided by (B) the Common Stock price for such day. By the close of business on the business day prior to the first scheduled trading day of the observation period, Funding may specify a percentage of the net shares that will be settled in cash. If Funding elects to specify a cash percentage, the amount of cash that will be delivered in lieu of all or the applicable portion of the net shares in respect of each trading day in the observation period will equal (1) the cash percentage, multiplied by (2) the net shares for such trading day (assuming Funding had not specified a cash percentage), multiplied by (3) the daily Common Stock price for such trading day. The number of shares deliverable in respect of each business day in the observation period will be a percentage of the net shares (assuming Funding had not specified a cash percentage) equal to 100% minus the cash percentage. If Funding does not specify a cash percentage, the Company must settle 100% of the net shares for each trading day in such observation period with Common Stock. The observation period for calculating the exchange rate is the ten-consecutive-trading-day period beginning on and including the second trading day after delivery by the holder of the exchange notice to the exchange agent except with respect to any notice of exchange received after the date of issuance of a notice of redemption, in which case the observation period is the ten consecutive trading days beginning on and including the 13th scheduled trading day prior to the applicable redemption date.

The Company and Funding have agreed pursuant to a registration rights agreement to file, or have on file, on or prior to the 120th day after the first date of original issuance of the Floating Rate Exchangeable Senior Notes, a shelf registration statement with the Securities and Exchange Commission permitting the registered resale of the Floating Rate Exchangeable Senior Notes and the Common Stock issuable upon exchange of such notes, which registration statement will become effective no later than 240 days after the first date of the original issuance of the Floating Rate Exchangeable Senior Notes or otherwise, the Company and Funding shall make available for use by selling shareholders an effective shelf registrations statement no later than such date. If the Company or Funding fail to comply with the specified obligations under the registration rights agreement, liquidated damages will be payable on the Floating Rate Exchangeable Senior Notes.

The Company may redeem all or some of the Floating Rate Exchangeable Notes for cash at any time on or after December 26, 2007 at 100% of their principal amount plus accrued and unpaid interest and liquidated damages, if any, up to but not including the redemption date. The holders of the Floating Rate Exchangeable Notes may require the Company to repurchase the Floating Rate Exchangeable Notes for cash on the 1-, 2-, 5-, 10-, 15-, 20- and 25-year anniversaries of the date of issuance at the par amount plus accrued and unpaid interest and liquidated damages, if any, up to but not including the redemption date.

The purposes of the offering of the Floating Rate Exchangeable Senior Notes are: (i) to reduce the Company’s short-term indebtedness and provide financing flexibility and (ii) general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

	By:	/S/ SAMUEL R. PATTERSON
	Name:	Samuel R. Patterson
Date: December 20, 2006	Title:	Controller